CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


            We consent to the incorporation by reference in the Registration Statement (No. 333-06705) on Form S-8 of our report dated August 20, 1999 for the years ended June 30, 1997, 1998 and 1999, and to the addition of our firm under the caption "Experts" in the Prospectus, insofar as it relates to our report on the financial statements for the three years ended June 30, 1999.


                                        /s/ Margolin, Winer & Evens LLP
                                        -------------------------------
                                        Margolin, Winer & Evens LLP


Garden City, New York
September 28, 1999